Exhibit 10.19


              AMENDMENT TO SENIOR EXECUTIVE RETIREMENT AGREEMENT


            THIS AMENDMENT, made and entered into as of the 23rd day of April, 1999, by and between Wachovia Corporation (the "Corporation"), a North Carolina corporation, and <<NAME>> (the "Executive"), a senior management employee of the Corporation.

                                R E C I T A L S:
                                ----------------

            The Corporation and the Executive have previously entered into a Senior Executive Retirement Agreement (the "Agreement"). It is deemed advisable to amend the Agreement to change the definition of compensation to include any incentive compensation approved by the Management Resources and Compensation Committee.

            NOW, THEREFORE, the Corporation and the Executive hereby agree that the Senior Executive Retirement Agreement shall be and hereby is amended, effective as of the date hereof, by deleting the second sentence of Section 1.4 and substituting therefor the following:

      "For this purpose, the compensation of the Executive means the sum of the base salary paid to the Executive by the Corporation, plus any incentive compensation paid to the Executive which is approved by the Committee as compensation to be recognized for purposes of this Agreement. The compensation of the Executive shall also include: (a) any salary reduction amounts which the Executive elects to have contributed to a qualified cash or deferred arrangement under Section 401(k) of the Code, to a benefit enhancement plan in lieu of contributions to such a qualified cash or deferred arrangement, to a cafeteria plan under Section 125 of the Code, or to any similar plan or arrangement, and (b) any amounts deferred under any deferred compensation plan or contract with the Corporation."

            In all other respects, the Senior Executive Retirement Agreement, as amended, is hereby ratified, confirmed and approved.

            IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Corporation by its duly authorized officers and by the Executive as of the day and year first above written.

                                          WACHOVIA CORPORATION


                                          By: _________________________________
                                              Chief Executive Officer

ATTEST:

_________________________________
      Secretary

                                              __________________________ (SEAL)
                                                Executive


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